(Face of Senior Note)

THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO VERITAS DGC INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SENIOR NOTE IS NOT EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR NOTE (OTHER THAN A TRANSFER OF THIS SENIOR NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                                VERITAS DGC INC.

                     9 3/4% Senior Note due 2003, Series C
                                U.S. GLOBAL NOTE

No. G-1                                                           $60,000,000.00

                                                           CUSIP No. 92343P AC 1

     Veritas DGC Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or its registered assigns the principal sum of 60,000,000.00 Dollars, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto, on October 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on April 15, 1999 and continuing semiannually thereafter, on April 15 and October 15 in each year, accruing from October 28, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Senior Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Senior Notes, may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any, on), interest, if any, on this Senior Note will be made at the office of agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Senior Notes at the option of the Company on or before the due date (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) with respect to any Holder owning Senior Notes in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

     Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          VERITAS DGC INC.

                                          By: /s/ ANTHONY TRIPODO
                                             ---------------------------
                                             Vice President


Attest:

/s/ [ILLEGIBLE]
------------------------------
Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.


State Street Bank and Trust Company, Trustee


By:
   ----------------------------
       Authorized Signatory


Dated: March 12, 1999

(Reverse of Senior Note)

     This Senior Note is one of a duly authorized issue of securities of the Company designated as its 9 3/4% Senior Notes due 2003, Series C (herein called, together with the 9 3/4% Senior Notes due 2003, Series B, the "Senior Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $60,000,000 which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 1998 between the Company and State Street Bank and Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     The Senior Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after October 15, 2000, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning October 15 of the years indicated below:

                                      REDEMPTION
     YEAR                               PRICE
     ----                             ----------

     2000 ............................ 104.875%

     2001 ............................ 102.438%

     2002 and thereafter ............. 100.000%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     Notwithstanding the foregoing, at any time on or prior to October 15, 1999 up to $15,000,000 in aggregate principal amount of Senior Notes may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Cash Proceeds of a Public Equity Offering, at a Redemption Price equal to 109.75% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that at least $45,000,000 in aggregate principal amount of Senior Notes remain Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

     In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Senior Notes, or one or more Predecessor Senior Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Senior Notes do not have the benefit of any mandatory redemption or sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Senior Notes at a purchase price equal to 100% of the principal amount of the Senior Notes, together with accrued and unpaid interest, if any, to the Net Proceeds Payment Date.

     As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest, if any, on the Senior Notes; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure for 30 days after notice to comply with any other covenants in the Indenture or the Senior Notes; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000; (vi) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $5,000,000 over the coverage under applicable insurance policies which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 30 days; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, except that (a) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Senior Notes will become due and payable immediately without further action or notice, and (b) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Senior Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Senior Note by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

     The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Senior Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Outstanding Senior Notes, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the Trust Indenture Act and to make certain other specified changes and the other changes that do not material adversely affect the interests of any Holder in any material respect.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registerable on the Security Register of the Company, upon surrender of this

Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Senior Note or any other Senior Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Senior Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Senior Note.

     Prior to the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 3701 Kirby Drive, Suite 112, Houston, Texas 77098, Attention: Chief Financial Officer (or such other address as the Company may have furnished in writing to the Trustee).

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Senior Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     This Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

                                ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


-------------------------------------------------------------------------------
             (Insert assignee's Social Senior Note or Tax I.D. No.)



-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



and irrevocably appoint _____________________________________ to transfer this
Senior Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

-------------------------------------------------------------------------------


Date:
     -------------------------

                               Your signature:
                                              ---------------------------------
                                              (Sign exactly as your name appears
                                               on the face of this Senior Note)


Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Senior Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the box below:

                    [ ] Section 10.14      [ ] Section 10.15

     If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 10.14 or Section 10.15 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):
$__________________


Date:
     ---------------------

                           Your signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                                     the Senior Note)

                           Social Security No.
                           Tax Identification No.:
                                                  ------------------------------


Signature Guarantee:

                                   SCHEDULE A

                   CHANGES IN PRINCIPAL AMOUNT OF SENIOR NOTE

     The following changes in the principal amount of this Global Note have been recorded:

----------------------------------------------------------------------------------------------------------------------------
                       Amount of decrease in    Amount of increase in      Principal Amount of this       Signature of
                        Principal Amount of      Principal Amount of         Global Note following      authorized officer
 Date of Transaction     this Global Note          this Global Note       such decrease (or increase)       of Trustee
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

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